Exhibit 99.1

Texas Pacific Land Trust Releases Letter to Shareholders Regarding
Recently-Filed Lawsuit against Eric Oliver

DALLAS (May 22, 2019) --Texas Pacific Land Trust (NYSE: TPL) (“TPL” or the “Trust”) today released a letter to shareholders regarding the lawsuit filed by the Trust yesterday in the U.S. District Court for the Northern District of Texas against Eric L. Oliver for violations of federal securities law.

The text of the letter follows.

Dear Texas Pacific Land Trust Shareholders:

We’re writing you today to provide additional context on recent developments regarding the ongoing election for TPL’s next Trustee. Yesterday, the Trust filed a lawsuit in the U.S. District Court for the Northern District of Texas regarding violations of federal securities laws in Eric Oliver’s campaign to become TPL’s next Trustee. Our lawsuit alleges that Mr. Oliver has sought to mislead shareholders by misstating certain important information and omitting other information relating to his record and potential conflicts of interest.

We have asked the Court to require that Mr. Oliver correct these misstatements and omissions as soon as possible and give shareholders sufficient time to vote on a fully-informed basis. Let us be clear: although the Trust believes that Mr. Oliver is the wrong choice to become TPL’s next Trustee, in no way is it our goal to prevent shareholders from having their say. We simply believe that shareholders have the right to be fully and accurately informed before they vote – and that Mr. Oliver has misled you.

Unfortunately, the decision to file this lawsuit means that we must postpone our planned shareholder meeting, which had been scheduled to be convened today, May 22, 2019, and immediately adjourned until June 6, 2019. At this time, we do not know when the meeting will take place. Once this litigation is resolved – either in court or by Mr. Oliver providing the necessary disclosures – we will be able to reschedule the meeting.

We realize this news may be frustrating and we appreciate your continued patience. We have a responsibility to protect the interests of the Trust and all its shareholders and will continue to take the necessary steps to ensure you have all the information you need to make a fully-informed decision in this critical election about TPL’s future.

Thank you for your support.

Sincerely,

John R. Norris III and David E. Barry, Trustees

Forward-Looking Statements

This release may contain statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this release, other than statements of historical fact, are “forward-looking statements” for purposes of these provisions, including statements regarding Texas Pacific’s future operations and prospects, the markets for real estate in the areas in which Texas Pacific owns real estate, applicable zoning regulations, the markets for oil and gas, production limits on prorated oil and gas wells authorized by the Railroad Commission of Texas, expected competitions, management’s intent, beliefs or current expectations with respect to Texas Pacific’s future financial performance and other matters. Texas Pacific cautions readers that various factors could cause its actual financial and operational results to differ materially from those indicated by forward-looking statements made from time-to-time in news releases, reports, proxy statements and other written communications, as well as oral statements made from time to time by representatives of Texas Pacific. The following factors, as well as any other cautionary language included in this release, provide examples of risks, uncertainties and events beyond our control that may cause Texas Pacific’s actual results to differ materially from the expectations Texas Pacific describes in such forward-looking statements: global economic conditions; market prices of oil and gas; the demand for water services by operators in the Permian Basin; the impact of government regulation; the impact of competition; the continued service of key management personnel; and other risks and uncertainties disclosed in Texas Pacific’s annual reports on Form 10-K and quarterly reports on Form 10-Q. We undertake no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events or other factors that affect the subject of these statements, except where we are expressly required to do so by law.

Contacts:

Media:

Abernathy MacGregor
Sydney Isaacs / Jeremy Jacobs
(713) 343-0427 / (212) 371-5999
sri@abmac.com / jrj@abmac.com

Investor Relations:

MacKenzie Partners
Paul Schulman / David Whissel
(212) 929-5500 or (800) 322-2885
pschulman@mackenziepartners.com